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                                 EXHIBIT 99.1

                     Press Release dated December 17, 1998

              For Immediate Release         For Information Contact:
              ---------------------         ------------------------

  December 17, 1998                    David L. Kalkbrenner, President & CEO
                                         Greater Bay Bancorp (650) 614-5767
                                       Steven C. Smith, EVP, COO & CFO
                                         Greater Bay Bancorp (650) 813-8222

                          GREATER BAY BANCORP DECLARES
                    NINE AND ONE-HALF CENT ($.095) PER SHARE
                               QUARTERLY DIVIDEND

PALO ALTO, California -- Greater Bay Bancorp (NASDAQ: GBBK), a $1.6 billion in assets financial services holding company, has declared a nine and one-half cent ($.095) per share cash dividend for the fourth quarter of 1998. The cash dividend will be payable on January 15, 1999, to shareholders of record as of December 31, 1998.

Greater Bay Bancorp and its financial services subsidiaries, Cupertino National Bank, Mid-Peninsula Bank, Peninsula Bank of Commerce and Golden Gate Bank, along with its operating divisions, Greater Bay Bank Santa Clara Valley Commercial Banking Group, Greater Bay Corporate Finance Group, Greater Bay International Banking Division, Greater Bay Trust Company, Pacific Business Funding and Venture Banking Group, serve clients throughout Silicon Valley and the San Francisco Peninsula with offices located in San Jose, Cupertino, Palo Alto, Redwood City, San Mateo, Millbrae, San Bruno, San Francisco and Walnut Creek.

     This document may contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. For a discussion of factors that could cause actual results to differ, please see the Company's publicly available Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 1997, and particularly the discussion of risk factors within that document.



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